                                                                    Exhibit 4(c)

                  (See legends at the end of this Security for restrictions on transfer and change of form)

                              NEVADA POWER COMPANY
General and Refunding Mortgage Notes, Floating Rate, Series B, due October 15,
                                     2003

Original Interest Accrual Date: October 18, 2001         Redeemable:       Yes     No X
                                                                              ----   --

Stated Maturity:          October 15, 2003               Redemption Date:  N/A
Interest Rate:            Rate of Interest               Redemption Price: N/A
                          (as defined herein)
Interest Payment Dates:   January 15, April 15, July
                          15, October 15
Regular Record Dates:     January 1, April 1, July 1,
                          October 1

                   This Security is not a Discount Security
             within the meaning of the within-mentioned Indenture.

                       ______________________________

Principal Amount                                             Registered No. R-1
$140,000,000                                                   CUSIP 641423 BB3

         NEVADA POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to

                               ****Cede & Co.****

, or registered assigns, the principal sum of ONE HUNDRED FORTY MILLION DOLLARS on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity, at the Interest Rate per annum specified herein, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation of this Security at the office of the Corporate Trust Administration of The Bank of New York located at 101 Barclay Street, New York, New York 10286 or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         If any Interest Payment Date for this Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Business Day (as defined herein), such Interest Payment Date shall be postponed until the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Payment Date shall be the next preceding Business Day. If the Maturity of this Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Stated Maturity, except as otherwise expressly provided for herein.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Bank of New York, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

         The period beginning on, and including, October 18, 2001 and ending on, but excluding, the first Interest Payment Date and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "Interest Period."

         The rate of interest payable from time to time in respect of this Note (the "Rate of Interest") will be a floating rate determined by reference to LIBOR, determined as described below, plus a margin of 1.65% per annum. All percentages resulting from any calculation on this Note will be rounded to the nearest one hundredth-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

                  (a) At approximately 11:00 a.m. (London time) on the second day on which commercial banks are open for business (including dealings in U.S. Dollar deposits) in London (or, for purposes of paragraph (c)(ii) below, New York) prior to the commencement of the Interest Period for which such rate will apply (each such day an "Interest Determination Date"), The Bank of New York, or its successor in this capacity (the "Calculation Agent"), will calculate the Rate of Interest for such Interest Period as, subject to the provisions described below, the rate per annum equal to 1.65% above the rate appearing on the British Bankers Association Telerate Page 3750 (or such other page as may replace that page on the British Bankers Association Telerate Service) for three-month U.S. dollar deposits in the London inter-bank market on such Interest Determination Date.

                  (b) If on any Interest Determination Date an appropriate rate cannot be determined from the British Bankers Association Telerate Service, the Rate of Interest for the next Interest Period shall, subject to the provisions described below, be the rate per annum that the Calculation Agent certifies to be 1.65% per annum above the arithmetic mean of the offered quotations, as communicated to and at the request of the Calculation Agent by not less than two major banks in London selected by the Calculation Agent (the "Reference Banks," which expression shall include any successors nominated by the Calculation Agent), to leading banks in London by the principal London offices of the Reference Banks for three-month U.S. dollar deposits in the London inter-bank market as at 11:00 a.m. (London time) on such Interest Determination Date.

                  (c) If on any Interest Determination Date fewer than two of such offered rates are available, the Rate of Interest for the next Interest Period shall be whichever is the higher of:

                          (i) the Rate of Interest in effect for the last
                  preceding Interest Period to which (a) or (b) above shall have applied; and

                          (ii) the Reserve Interest Rate. The "Reserve Interest
                  Rate" shall be the rate per annum which the Calculation Agent determines to be 1.65% per annum above either (1) the arithmetic mean of the U.S. dollar offered rates which New York City banks selected by the Calculation Agent are or were quoting, on the relevant Interest Determination Date, for three-month deposits to the Reference Banks or those of them (being at least two in number) to which such quotations are or were, in the opinion of the Calculation Agent, being so made, or (2) in the event that the Calculation Agent can determine no such arithmetic mean, the arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting on such Interest Determination Date to leading European banks for a period of three months; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (i) above.

         The Calculation Agent shall, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure upwards to the nearest cent (half a cent being rounded upwards). The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall (in the absence of willful default, bad faith or manifest error) be final and binding on all parties.

         Notwithstanding anything herein to the contrary, the interest rate on the Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         Interest shall cease to accrue on this Note on Maturity unless, upon presentation of this Note, payment of principal is improperly withheld or refused, in which case, interest shall continue to accrue.

         So long as any of this Note remains outstanding, the Company shall maintain under appointment a Calculation Agent, which shall initially be the Trustee, to calculate the Rate of Interest payable on this Note in respect of each Interest Period. If the Calculation Agent shall fail to establish the Rate of Interest for any Interest Period, or if the Company shall remove the Calculation Agent, the Company shall appoint another commercial or investment bank to act as the Calculation Agent. The Company may change the Calculation Agent without notice.

         All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions hereof relating to the payment and calculation of interest on this Note by the Calculation Agent shall (in the absence of willful default, bad faith or manifest error) be binding on the Company, the Calculation Agent and all of the holders and owners of beneficial interests in this Note, and no liability shall (in the absence of gross negligence, bad faith or willful misconduct) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

         The Securities of this series will not be entitled to the benefit of any sinking fund or other voluntary or mandatory redemption provisions.

         If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $100,000 and integral multiples of $1000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities shall be governed by and construed in accordance with the laws of the State of New York.

         As used herein, "Business Day" shall mean any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business, including dealings in deposits in U.S. dollars, in New York. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

         Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    NEVADA POWER COMPANY

                                    By: ________________________________________
                                        Richard K. Atkinson
                                        Treasurer and Investor Relations Officer

                         CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: October ____, 2001

                                    THE BANK OF NEW YORK, as Trustee

                                    By: ________________________________________
                                        Authorized Signatory

                       [LEGENDS FOR GLOBAL CERTIFICATE]

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         This Security may not be transferred or exchanged, nor may any purported transfer be registered, except (i) this Security may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for The Depository Trust Company (the "Depositary"), to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and (ii) this Security may be exchanged for definitive Securities registered in the respective names of the beneficial holders hereof, and thereafter shall be transferable without restrictions if: (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that (i) it is unwilling or unable to continue to act as securities depositary with respect to the Securities, (ii) has ceased to be qualified to act as such, or (iii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to the Securities; (B) the Company shall have delivered to the Trustee a Company Order to the effect that the Company has elected to terminate the book-entry system; or (C) an Event of Default shall have occurred and be continuing.

                      [LEGENDS FOR RESTRICTED SECURITIES]

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(I) IN THE U.S. TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE U.S. IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                    ------

                                 ASSIGNMENT FORM
                                 ---------------

                To assign this Security, fill in the form below:

                I or we assign and transfer this Security to

                __________________________________________________________
                  (Print or type assignee's name, address and zip code)

                   ____________________________________________________
                       (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

___________________________________________________________________________

Date: _____________________              Your Signature:___________________

Signature Guarantee: ______________________________________________________
                                       (Signature must be guaranteed)

___________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.
                          -------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17 Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

______ 1 acquired for the undersigned's own account, without present intention to transfer; or

______ 2                       transferred to the Company; or

______ 3 transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

______ 4 transferred pursuant to an effective registration statement under the Securities Act; or

______ 5 transferred to an institutional "accredited investor" (as defined in Rule 501 (a) (1), (2),
                               (3) or (7) under the Securities Act) upon delivery of accredited investor's letter attached as Exhibit B to Officer's Certificate; or

______ 6 transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the above items is checked, the Securities Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (5) or (6) is checked, the Securities Registrar or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Securities Registrar or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                            ______________________________
                                            Signature

Signature Guarantee:

_____________________________               ______________________________
(Signature must be guaranteed)              Signature

__________________________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17 Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

________________________
Dated:

                                      11